JIANYE GREENTECH HOLDINGS LTD

FINANCIAL STATEMENTS FOR THE PERIOD ENDED
SEPTEMBER 30, 2009

CONTENTS

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JIANYE GREENTECH HOLDINGS LTD
CONDENSED CONSOLIDATED BALANCE SHEETS

		September 30, 2009 (Unaudited)		December 31, 2008
Assets				
Current Assets				
Cash and cash equivalents	$	120	$	-
Accounts receivable, net		2,628,864		-
Other current assets		6,534		-
Total Assets	$	2,635,518	$	-
Liabilities and Stockholders' Equity				
Current Liabilities				
Accunts payable- related party	$	2,300,256	$	-
Accrued expenses	$	2,934		
VAT tax payable		47,746		-
Income tax payable		69,418		-
Other current liabilities		6,911		-
Total liabilities		2,427,265		-
Stockholders' Equity				
Common stock, $0.01 par value, 100,000,000 shares authorized, 5,000,000 shares issued and outstanding		50,000		50,000
Stock subscription reveivable		(50,000)		(50,000)
Retained earnings		208,253		-
Total stockholders' equity		208,253.00		-
Total Liabilities and Stockholders' Equity	$	2,635,518	$	-

The Accompanying Notes Are an Integral Part of the Financial Statements.

JIANYE GREENTECH HOLDINGS LTD
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

	Three Months Ended September 30 2009	Three Months Ended September 30 2008	Nine Months Ended September 30, 2009	April 17, 2008 (inception) to September 30, 2008
Sales	$ 2,246,892	-	$ 2,246,892	-
Cost of sales	1,966,031	-	1,966,031	-
Gross profit	280,861	-	280,861	-
Operating expenses:				
Selling, general and administrative	3,190	-	3,190	-
Income from operations	277,671	-	277,671	-
Provisoin for income taxes	69,418	-	69,418	-
Net Income	$ 208,253	$ -	$ 208,253	$ -
Net Income (Loss) Per Share- Basic and Diluted	$ 0.04	$ -	$ 0.04	$ -
Weighted Average Shares Outstanding: Basic and Diluted	5,000,000	5,000,000	5,000,000	5,000,000

The Accompanying Notes Are an Integral Part of the Financial Statements.

JIANYE GREENTECH HOLDINGS LTD
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
(Unaudited)

	Common Stock Share	Common Stock Amount	Stock Subscription Receivable	Retained Earnings	Total
Issuance of common stock to founders	5,000,000	$ 50,000	$ (50,000)	$ -	$ -
Net loss for the period ended December 31, 2008	-	-		-	-
Balance- December 31, 2008	5,000,000	50,000	(50,000)	-	-
Net income for the period ended September 30, 2009	-	-	-	208,253	208,253
Balance, September 30, 2009	5,000,000	50,000	(50,000)	208,253	208,253

The Accompanying Notes Are an Integral Part of the Financial Statements.

JIANYE GREENTECH HOLDINGS LTD
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(Unaudited)

	Nine Months Period Ended September 30, 2009	April 17, 2008 (inception) to September 30, 2008
Cash flows from operating activities		
Net income	$ 208,253	$ -
Adjustments to reconcile net income to net cash provided by (used in) operating activities:		
Changes in assets and liabilities:		-
Increase in accounts receivable	(2,628,864)	
Increase in other current assets	(6,534)	
Increase in accounts payable- related party	2,300,256	
Increase in accured expenses	2,934	
Increase in VAT tax payable	47,746	
Increase in income tax payable	69,418	
Increase in other current liabilities	6,911	-
Net cash provided by operating activities	120	-
Cash flows from investing activities	-	-
Cash flows from financing activities	-	
Net increase in cash and cash equivalents	120	-
Cash and cash equivalents		
Beginning	-	-
Ending	$ 120	$ -
Supplemental disclosure of cash flows		
Cash paid during the period for:		
Interest expense	$ -	$ -
Income tax	$ -	$ -
Stock subscription receivable	$ -	$ 50,000

The Accompanying Notes Are an Integral Part of the Financial Statements.

NOTE 1- NATURE OF OPERATIONS AND SUMMARY OF ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements include the accounts of Jianye Greentech Holdings Ltd and its subsidiaries (collectively, the "Company"). All significant intercompany transactions and balances have been eliminated in consolidation. The condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America ("GAAP") and the rules and regulations of the Securities and Exchange Commission ("SEC") applicable to interim reports. Accordingly, they do not include all of the information and notes required by GAAP for complete financial statements and should be read in conjunction with the audited financial statements included in the Company's Current Report on Form 8-K for the year ended December 31, 2008.

In the opinion of management, the unaudited condensed consolidated financial statements contain all adjustments, consisting of adjustments of a normal recurring nature, necessary to present fairly the financial position, results of operations and cash flows for the periods presented. The results of operations for the quarter and nine months ended September 30, 2009 are not necessarily indicative of the results to be expected for the full year.

Nature of operations

Jianye Greentech Holdings Ltd ("Jianye BVI") was incorporated on April 17, 2008 under the laws of British Virgin Islands. Jianye BVI is a holding company that owns 100% of Hong Kong Jianye Greentech Holdings Limited ("Jianye Hong Kong"), a corporation incorporated on May 2, 2008 under the laws of Hong Kong. Jianye BVI and Jianye Hong Kong currently have no operations and operate as investment holding companies. On September 28, 2009, Jianye Hong Kong established Heilongjian New Jianye New Clean Fuel Marketing Ltd. ("Jianye China"), a wholly owned subsidiary in China, with registered capital of US$50,000. As a result, Jianye BVI owns 100% of the equity of Jianye China through Jianye Hong Kong. Jianye China's primary business is to distribute ethanol and methanol as alternative fuel for automobile use.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash and all highly liquid instruments with original maturities of three months or less.

Accounts Receivable

Accounts receivable are carried at original invoice amount less estimates made for doubtful receivables. Management determines the allowance for doubtful accounts at the end of the period based on a review of the current status of existing receivables, account aging, historical collection experience, subsequent collections, management's evaluation of the effect of existing economic conditions, and other known factors. The provision is provided for the above estimates made for all doubtful receivables. Account balances are charged off against the allowance only when the Company considers it is probable that a receivable will not be recovered. Recoveries of trade receivables previously written off are recorded when received. The allowance of doubtful accounts at September 30, 2009 was $0.

Revenue Recognition

The Company derives its revenues primarily from distribution of fuel for automobile use. Revenue is recognized when merchandise is shipped, title and risk of loss is passed to the customer and collectability is reasonably assured.

Earning (loss) per share

Basic earning (loss) per share is computed by dividing net loss by weighted average number of shares of common stock outstanding during each period. Diluted loss per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. At September 30, 2009, the Company does not have any outstanding common stock equivalents; therefore, a separate computation of diluted loss per share is not presented.

Concentrations

Customers: The Company distributes ethanol and methanol as alternative fuel for automobile use in China. The Company performs ongoing credit evaluations of its customers' financial condition and generally, requires no collateral. For the nine months period ended September 30, 2009, one customer accounted for 100% of the Company's total revenues, and 100% of accounts receivable in aggregate at September 30, 2009. Total sales made to this customer amounted to $2,246,892.

Suppliers: For the nine months period ended September 30, 2009, 100% of the Company's inventory is purchased from a related party, as stated on Note 2. Management believes other vendors could supply similar products, but their terms may not be as favorable as currently being offered by this vendor. A change in suppliers, however, could cause a delay in availability of products and a possible loss of sales, which could adversely affect operating results. Total purchase from this vendor amounted to $1,966,031.

Income Taxes

The Company accounts for income taxes under the liability method in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" under this method, deferred income tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Statement of Cash Flows

In accordance with SFAS No. 95, "Statement of Cash Flows", cash flows from the Company's operations are based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, accounts receivable, other receivable , accounts payable , and accrued expenses, approximate their fair value because of the short maturity of those instruments.

Foreign-currency Transactions

Foreign-currency transactions are recorded in Chinese Yuan at the rates of exchange in effect when the transactions occur. Gains or losses resulting from the application of different foreign exchange rates when cash in foreign currency is converted into Chinese Yuan, or when foreign-currency receivables or payables are settled, are credited or charged to income in the year of conversion or settlement. On the balance sheet dates, the balances of foreign-currency assets and liabilities are restated at the prevailing exchange rates and the resulting differences are charged to current income except for those foreign currencies denominated investments in shares of stock where such differences are accounted for as translation adjustments under stockholders' equity.

Translation Adjustment

The accounts of the Company were maintained, and its financial statements were expressed, in Chinese Yuan. Such financial statements were translated into U.S. Dollars in accordance SFAS No. 52, "Foreign Currency Translation", with the Chinese Yuan as the functional currency. According to the Statement, all assets and liabilities are translated at the current exchange rate, stockholder's equity are translated at the historical rates and income statement items are translated at the weighted average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, "Reporting Comprehensive Income" as a component of shareholders' equity.

Recent accounting pronouncements

In August 2009, the FASB issued Accounting Standards Update 2009-05, "Measuring Liabilities at Fair Value" to provide guidance on measuring the fair value of liabilities under ASC 820, "Fair Value Measurements and Disclosures." It establishes that a Level 1 fair value measurement should be used to measure the fair value of a liability and alternative valuation techniques that should be used in the absence of a Level 1 measurement. ASU 2009-05 is effective for the first reporting period beginning after issuance; thus, it became effective for the Company on October 1, 2009. The Company is evaluating the impact of ASU 2009-05 on its consolidated financial statements.

In October 2009, the FASB issued Accounting Standards Update 2009-13, "Multiple-Deliverable Revenue Arrangements — a consensus of the FASB Emerging Issues Task Force," to provide amendments to the criteria in Subtopic 609-24 of the Codification for separating consideration into multiple-deliverable revenue arrangements. ASU 2009-13 establishes a selling price hierarchy for determining the selling price of each specific deliverable which includes vendor-specific objective evidence ("VSOE") if available, third party evidence if VSOE is not available or estimated selling price if neither VSOE nor third party evidence is available. ASU 2009-13 also eliminates the residual method for allocating revenue between the elements of an arrangement and requires that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method, which allocates any discount in the arrangement proportionally to each deliverable on the basis of each deliverable's selling price. This Update expands the disclosure requirements regarding a vendor's multiple-deliverable revenue arrangements. ASU 2009-13 is

effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with early adoption permitted. The Company is currently evaluating the impact of ASU 2009-13 on its consolidated financial statements.

NOTE 2- RELATED PARTY TRANSACTIONS

For the nine months period ended September 30, 2009, 100% of the Company's inventory is purchased from a related party, a company controlled by the father of the Company's major shareholder. Total purchase from this related party amounted to $1,966,031. Accounts payable due to this related party was $2,300,256 at September 30, 2009.

NOTE 3- INCOME TAXES

Jianye Greentech Holdings Ltd ("Jianye BVI") was incorporated in British Virgin Islands and is not subject to any income tax.

Hong Kong Jianye Greentech Holdings Limited was incorporated in Hong Kong and has not yet realized income as of September 30, 2009, and no provision for income taxes has been made.

Heilongjian New Jianye New Clean Fuel Marketing Ltd. was incorporated in the People's Republic of China and is subject to PRC Enterprise Income Tax on net income at a rate of 25%.

Deferred tax assets and liabilities are measured based on the difference between the financial statement and tax bases of assets and liabilities at the applicable tax rates. There were no significant components of the deferred tax for the period ended September 30, 2009.

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